Exhibit 23(b)

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Summit Bancorp.


We consent to the use of our report relating to the consolidated financial statements of Summit Bancorp and subsidiaries dated January 20, 1997, except as to the third paragraph of Note 2, which is as of February 28, 1997, incorporated herein by reference, and to the reference to our Firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement.



                            /s/ KPMG Peat Marwick LLP
                            KPMG Peat Marwick LLP

Short Hills, New Jersey

March 28, 1997